EXHIBIT 99.1

For Immediate Release

KIWIBOX.COM:

UPDATES OF OUR THIRD QUARTER RESULTS!

NEW YORK – November 2, 2016 - Kiwibox.com ("Kiwibox"), [KIWB.OTCBB] is pleased to announce the activity and user developments made during the third quarter ended September 30, 2015.

THIRD QUARTER OPERATIONAL HIGHLIGHTS OF KIWIBOX GROUP

•	Active Members – 4.9 Million as of September 30th, an increase of approximately 1.45 % over the 2nd quarter 2016
•	Unique Visitors – 7.8 Million for the 3rd quarter 2016, an increase of approximately 25.1 % over the 2nd quarter 2016.
•	Page Impressions – 330.2 Million in 3rd quarter 2016, a slight decrease of approximately 4.3% from the 2nd quarter 2016.
•	Guestbook Entries – 160.6 Million as of September 30, 2016, an increase of approximately 0.75% over the 2nd quarter 2015.
•	Blog Entries – 115.2 Million as of September 30th, an increase of approximately 0.35% from the 2nd quarter 2016. Unique Mobile Visitors – 0.96 Million, with previous quarters not counted.

Market Position – Here it is!

“Kiwibox is using its growing community to establish its brand throughout social media outlets”, stated Andre Scholz, Kiwibox’s President and CEO. “We continue to expand our membership and community events, highlighting our active presence in the marketplace”, observed Andre Scholz, “and Kiwibox attracts more young adventurers who seek friendship and community involvement every day”.

Kiwibox Technology Enhancements –

“During the third quarter”, Andre Scholz confirmed, “we focused further on mobile development and released an additional Mobile App for the Android 6 and 7 Platform – the Kiwibox Go! App”. In the Q4 we are planning to focus on the new additional dating app and the integration of useful features for our users, like a regional based database for jobs and apartments.

About Kiwibox.com: Company History

Kiwibox.com was initially founded in 1999 to give teenagers a voice on the Internet and was a leader in the teen oriented world for several years. In August 2007, the company was bought by Magnitude Information Systems, Inc., a publicly listed company. In the first quarter of 2011, Kiwibox.com acquired Pixunity.de a photo blogging community. Kiwibox common shares are listed on the over-the-counter, Bulletin Board market under the symbol KIWB.OB.

 This press release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results, depending on a variety of factors, which include but are not limited to, statements regarding the company's potential acquisitions, its ability to obtain financing for these acquisitions, its ability to integrate any acquisition into its business and operations and manage such processes, its ability to expand its membership, users and internet brand and its projected financial results. The company's actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Factors that could cause or contribute to such differences include, but are not limited to: the after effects of the global economic downturn, changes in political, business and economic conditions, including any conditions that affect ecommerce growth; fluctuations in foreign currency exchange rates; the company's ability to deal with the increasingly competitive ecommerce environment, including competition for its targeted internet audiences, potential advertisers and, in general, from other social networks; the company's need and ability to manage other regulatory, tax and litigation risks as its services become offered in more jurisdictions and applicable laws become more restrictive; any changes the company may make to its market approach and offerings; the company's ability to upgrade and develop its systems, infrastructure and user-member service capabilities at reasonable cost; and the company's ability to maintain site stability and performance on its site while adding new products and features in a timely fashion. The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

For more information please contact:

Andre Scholz, CEO
Phone: 1-347-836-4727
E-mail: ascholz@kiwiboxinc.com